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                       NATIONAL MEDICAL ENTERPRISES, INC.

                                      AND

                          DONALDSON, LUFKIN & JENRETTE
                             SECURITIES CORPORATION

                     MERRILL LYNCH, PIERCE, FENNER & SMITH
                                  INCORPORATED

                       MORGAN STANLEY & CO. INCORPORATED

                              SALOMON BROTHERS INC

                          J.P. MORGAN SECURITIES INC.

                           BT SECURITIES CORPORATION

                               SMITH BARNEY INC.

                              BA SECURITIES, INC.

                     -------------------------------------

                             UNDERWRITING AGREEMENT

                     -------------------------------------

                         Dated as of February    , 1995

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

                       NATIONAL MEDICAL ENTERPRISES, INC.

                            % SENIOR NOTES DUE 2002
                      % SENIOR SUBORDINATED NOTES DUE 2005

                             UNDERWRITING AGREEMENT

                                                                February  , 1995

DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION
MERRILL LYNCH, PIERCE, FENNER & SMITH
              INCORPORATED
MORGAN STANLEY & CO. INCORPORATED
SALOMON BROTHERS INC
J.P. MORGAN SECURITIES INC.
BT SECURITIES CORPORATION
SMITH BARNEY INC.
BA SECURITIES, INC.
c/o Donaldson, Lufkin & Jenrette
  Securities Corporation
  140 Broadway
  New York, New York 10005

Ladies and Gentlemen:

  Subject to the terms and conditions herein contained, National Medical Enterprises, Inc., a Nevada corporation (the "Company"), proposes to issue and sell to Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"), Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated, Salomon Brothers Inc, J.P.Morgan Securities Inc., BT Securities Corporation, Smith Barney Inc. and BA Securities, Inc. (collectively with DLJ, the
"Underwriters") an aggregate of $300 million principal amount of its    %
Senior Notes due 2002 (the "Senior Notes") and $700 million principal amount of
its    % Senior Subordinated Notes due 2005 (the "Senior Subordinated Notes"
and, together with the Senior Notes, the "Securities"). The Senior Notes are to be issued pursuant to the provisions of an Indenture (the "Senior Note
Indenture") to be dated as of        , 1995, by and between the Company and The
Bank of New York, as Trustee (the "Senior Note Trustee"). The Senior Subordinated Notes are to be issued pursuant to the provisions of an Indenture (the "Senior Subordinated Note Indenture" and, together with the Senior Note
Indenture, the "Indentures") to be dated as of        , 1995, by and between
the Company and The Bank of New York, as Trustee (the "Senior Subordinated Note Trustee" and, together with the Senior Note Trustee, the "Trustees").

  The Securities are being issued and sold in connection with the acquisition (the "Acquisition") of American Medical Holdings, Inc., a Delaware corporation ("AMH"), by the Company. The Acquisition is being effected pursuant to an Agreement and Plan of Merger, dated as of October 10, 1994 (the "Merger Agreement"), by and among the Company, AMH Acquisition Co., a Delaware corporation and a wholly owned subsidiary of the Company (the "Merger Sub"), and AMH. Pursuant to the Merger Agreement, the Company will acquire all of the issued and outstanding capital stock of AMH (the "Merger"). At the time the Merger is consummated (the "Effective Time of the Merger") and pursuant to the Merger Agreement, Merger Sub will be merged with and into AMH with AMH as the surviving corporation. Prior to or concurrently with the issuance and sale of the Securities, the Company will enter into a new bank credit facility (together with the documents and agreements contemplated thereby, the "New Credit Facility") with Morgan Guaranty Trust Company of New York, as administrative agent, and certain lenders named therein. The Merger Agreement, the New Credit Facility, this Agreement, the Securities and the Indentures are collectively referred to herein as the "Transaction Documents."

  1. Registration Statement and Prospectus. The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated pursuant thereto (collectively, the "Act"), a registration statement on Form S-3 (No. 33-57057), with respect to the Securities, including a preliminary prospectus, subject to completion, relating to the Securities. The registration statement, as amended at the time it becomes effective or, if a post-effective amendment is filed with respect thereto, as amended by such post-effective amendment at the time of its effectiveness (including in each case all documents incorporated or deemed to be incorporated by reference therein, if any, all financial statements and exhibits, and the information, if any, contained in a prospectus subsequently filed with the Commission pursuant to Rule 424(b) under the Act and deemed to be a part of the registration statement at the time of its effectiveness pursuant to Rule 430A of the Act) is hereinafter referred to as the "Registration Statement"; and the prospectus constituting a part of the Registration Statement at the time it became effective, or such revised prospectus as shall be provided to the Underwriters for use in connection with the offering of the Securities that differs from the prospectus on file with the Commission at the time the Registration Statement became effective (including, in each case, all documents incorporated or deemed to be incorporated by reference therein, if any), whether or not filed with the Commission pursuant to Rule 424(b) under the Act, is hereinafter referred to as the "Prospectus." Any reference herein to the Registration Statement, the Prospectus, any amendment or supplement thereto or any preliminary prospectus shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement or Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein.

  2. Agreements to Sell and Purchase. On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to issue and sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Company,
(i) the Senior Notes in the respective principal amounts set forth opposite their names on Schedule I hereto, plus such amount as they may individually become obligated to purchase pursuant to Section 8 hereof, at a purchase price
equal to     % of the principal amount of the Senior Notes (the "Senior Note
Purchase Price") and (ii) the Senior Subordinated Notes in the respective principal amounts set forth opposite their names on Schedule II hereto, plus such amount as they may individually become obligated to purchase pursuant to
Section 8 hereof, at a purchase price equal to    % of the principal amount of
the Senior Subordinated Notes (the "Senior Subordinated Note Purchase Price" and, together with the Senior Note Purchase Price, the "Purchase Price").

  3. Delivery and Payment. Delivery to you of and payment for the Securities
shall be made at 10:00 A.M., New York City time, on                 , 1995
(such time and date being referred to as the "Closing Date"), at the offices of DLJ at 140 Broadway, New York, New York 10005 (Cashier's Window, Main Level), or such other place as you shall reasonably designate.

  The Securities in definitive form shall be registered in such names and issued in such denominations as you shall request in writing not later than two full business days prior to the Closing Date, and shall be made available to you at the offices of DLJ (or at such other place as shall be acceptable to you) for inspection not later than 10:00 A.M., New York City time, on the business day next preceding the Closing Date. The Securities shall be delivered to you on the Closing Date with any transfer taxes payable upon initial issuance thereof duly paid by the Company, for your respective accounts against payment of the appropriate Purchase Price by certified or official bank check or checks payable in New York Clearing House or similar next-day funds to the order of the Company. The Closing Date and the location of delivery of, and the form of payment for, the Securities may be varied by agreement between DLJ and the Company.

  4. Agreements of the Company. The Company agrees with each of you that:

    (a) It will, if the Registration Statement has not heretofore become effective under the Act, and if otherwise necessary or required by law, file an amendment to the Registration Statement or, if necessary pursuant to Rule 430A of the Act, a post-effective amendment to the Registration Statement, in each case as soon as practicable after the execution and delivery of this Agreement, and it will use its best efforts to cause the Registration Statement or such post-effective amendment to become effective at the earliest possible time. If the Registration Statement has become effective and the Company, omitting from the Prospectus certain information in reliance upon Rule 430A of the Act, elects not to file a post-effective amendment pursuant to Rule 430A of the Act, it will file the form of Prospectus required by Rule 424(b) of the Act within the time period specified by Rule 430A and Rule 424(b) of the Act. The Company will otherwise comply in a timely manner with all applicable provisions of Rule 424 and Rule 430A of the Act.

    (b) It will advise DLJ promptly and, if requested by DLJ, confirm such advice in writing, (i) when the Registration Statement has become effective, if and when the Prospectus is sent for filing pursuant to Rule 424 of the Act and when any post-effective amendment to the Registration Statement becomes effective, (ii) of the receipt of any comments from the Commission or any state securities commission or any other regulatory authority that relate to the Registration Statement or requests by the Commission or any state securities commission or any other regulatory authority for any amendment or supplement to the Registration Statement or any amendment or supplements to the Prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, or of the suspension of qualification of the Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for such purpose by the Commission or any state securities commission or any other regulatory authority and (iv) of the happening of any event during the period referred to in paragraph (d), below, which makes any statement of a material fact made in the Registration Statement untrue or which requires the making of any additions to or changes in the Registration Statement in order to make the statements therein not misleading or that makes any statement of a material fact made in the Prospectus untrue or which requires the making of any addition to or change in the Prospectus in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company shall use its best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption of the Securities under any Federal or state securities or Blue Sky laws, and, if at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or any other regulatory authority shall issue an order suspending the qualification or exemption of the Securities under any state securities or Blue Sky laws, the Company shall use every reasonable effort to obtain the withdrawal or lifting of such order at the earliest possible time.

    (c) Promptly after the Registration Statement becomes effective, and from time to time thereafter for such period in your reasonable judgment as a prospectus is required to be delivered in connection with sales of the Securities by an Underwriter or a dealer, it will furnish to each Underwriter and each dealer, without charge, as many copies of the Prospectus, including all documents incorporated by reference therein, (and of any amendment or supplement to the Prospectus) as you may reasonably request.

    (d) If during the period specified in paragraph (c) of this Section 4 any event shall occur as a result of which it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing as of the date the Prospectus is delivered to an offeree or a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with any law, it will promptly prepare and file with the Commission an appropriate amendment or supplement to the Prospectus so that the statements in the Prospectus, as so amended or supplemented, will not, in the light of the circumstances existing as of the date the Prospectus is so delivered, be misleading, and will comply with applicable law, and will promptly notify you of such event and amendment or supplement and furnish to you without charge such number of copies thereof as you may reasonably request.

    (e) It will make generally available to its security holders, as soon as practicable and for the time period specified by Rule 158 under the Act, a consolidated earnings statement which shall satisfy the provisions of
  Section 11(a) and Rule 158 of the Act.

    (f) Whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, it will pay and be responsible for all costs, charges, expenses, fees and taxes incurred in connection with or incident to (i) the preparation, printing, filing, distribution and delivery under the Act of the Registration Statement (including financial statements and exhibits), each preliminary prospectus, the Prospectus and all amendments and supplements thereto, (ii) the registration with the Commission and the issuance and delivery of the Securities, (iii) the printing and delivery of this Agreement, the Indentures, any memoranda describing state securities or Blue Sky Laws and all other agreements, memoranda, reports, correspondence and other documents printed, distributed and delivered in connection with the offering of the Securities, (iv) the registration or qualification of the Securities for offer and sale under the securities or Blue Sky laws of the jurisdictions referred to in paragraph (i), below (including, in each case, the fees and disbursements of counsel relating to such registration or qualification and memoranda relating thereto and any filing fees in connection therewith), (v) furnishing such copies of the Registration Statement (including exhibits), Prospectus and preliminary prospectuses, and all amendments and supplements to any of them, including any document incorporated by reference therein, as may be reasonably requested by the Underwriters or by dealers to whom Securities may be sold, (vi) the filing, registration and clearance with the National Association of Securities Dealers, Inc. (the "NASD") of the Underwriters' compensation in connection with the offering of the Securities (including, without limitation, any filing fees in connection therewith but excluding the fees of Latham & Watkins, legal counsel to the Underwriters ("Underwriters' Counsel")), (vii) the listing of the Securities on the New York Stock Exchange (the "NYSE"), (viii) the rating of the Securities by investment rating agencies, (ix) any "qualified independent underwriter" as required by Schedule E of the Bylaws of the NASD (including fees and disbursements of counsel for such qualified independent underwriter) and (x) the performance by the Company of its other obligations under this Agreement, including (without limitation) the fees of the Trustees, the cost of its personnel and other internal costs, the cost of printing and engraving the certificates representing the Securities, and all expenses and taxes incident to the sale and delivery of the Securities to the Underwriters.

    (g) It will furnish to DLJ, without charge, two (2) signed copies (plus one additional signed copy to Underwriters' Counsel of the Registration Statement as first filed with the Commission and of each amendment or supplement to it, including each post-effective amendment, all exhibits filed therewith and all documents incorporated by reference therein, and such number of conformed copies of the Registration Statement as so filed and of each amendment to it, including each post-effective amendment, but without exhibits, as you may reasonably request.

    (h) It will not file any amendment or supplement to the Registration Statement, whether before or after the time when it becomes effective, or make any amendment or supplement to the Prospectus (other than any document required to be filed under the Securities Exchange Act of 1934, as amended, including the rules and regulations thereunder (collectively, the "Exchange Act") that upon filing is deemed to be incorporated by reference therein) of which you shall not previously have been advised and provided a copy prior to the filing thereof or to which you shall reasonably object; it will furnish to you at or prior to the filing thereof a copy of any document that upon filing is deemed to be incorporated by reference in the Registration Statement or Prospectus; and it will prepare and file with the Commission, promptly upon your reasonable request, any amendment or supplement to the Registration Statement or amendment or supplement to the Prospectus which may be necessary or advisable in connection with the distribution of the Securities by you, and will use its best efforts to cause the same to become effective as promptly as possible.

    (i) Prior to any public offering of the Securities, it will cooperate with you and Underwriters' Counsel in connection with the registration or qualification of the Securities for offer and sale by the Underwriters under the state securities or Blue Sky laws of such United States jurisdictions as you may request [and the securities laws of the United Kingdom, Switzerland and Japan]. The Company will continue such qualification in effect so long as required by law for distribution of the Securities and will file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification (provided, that the Company shall not be obligated to qualify as a foreign corporation in any jurisdiction in which it is not so qualified nor to take any action that would subject it to general consent to service of process in any jurisdiction in which it is not now so subject).

    (j) It timely will complete all required filings and otherwise comply fully in a timely manner with all provisions of the Exchange Act to effect the registration of the Securities pursuant thereto, and will file timely all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and it will use its best efforts to cause the Securities to be listed on the NYSE and to maintain such listing while any of the Securities are outstanding.

    (k) So long as any of the Securities are outstanding, it will mail to each of the Underwriters, without charge, a copy of each report or other publicly available information furnished to holders of the Securities, or filed with the Commission, whether or not required by law or pursuant to the applicable Indenture, and such other publicly available information concerning the Company and its subsidiaries as you may reasonably request, at the same time as such reports or other information are furnished to such holders.

    (l) It will not voluntarily claim, and will actively resist any attempts to claim, the benefit of any usury laws against the holders of the Securities.

    (m) It will use the proceeds from the sale of the Securities in the manner described in the Prospectus under the caption "Use of Proceeds."

    (n) During the period beginning on the date of this Agreement and continuing to and including the Closing Date, it will not offer, sell, contract to sell or otherwise dispose of any debt securities of the Company or warrants, rights, or options to purchase debt securities of the Company (other than (i) the Securities and (ii) commercial paper issued in the ordinary course of business), without your prior written consent.

    (o) It will use its best efforts to do and perform all things required to be done and performed under this Agreement by it prior to or after the Closing Date and to satisfy all conditions precedent on its part to be satisfied prior to the delivery of the Securities.

  5. Representations and Warranties. The Company represents and warrants to each Underwriter that:

    (a) When the Registration Statement becomes effective, including on the date of effectiveness of any post-effective amendment, at the date of the Prospectus (if different) and at the Closing Date, the Registration Statement will comply in all material respects with the provisions of the Act, and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; the Prospectus and each supplement or amendment thereto will not at the date of the Prospectus, at the date of any such supplement or amendment and at the Closing Date, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties contained in this paragraph
  (a) shall not apply to statements in or omissions from the Registration Statement or the Prospectus (or any supplement or amendment to them) made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by or on behalf of any Underwriter through DLJ expressly for use therein. The Company acknowledges for all purposes under this Agreement (including this paragraph and Section 6 hereof) that the statements set forth in the last paragraph on the cover page and the third paragraph under the caption "Underwriting" in the Prospectus constitute the only written information furnished to the Company by or on behalf of any Underwriter through DLJ expressly for use in the Registration Statement, the preliminary prospectus, or the Prospectus (or any amendment or supplement to any of them) and that the Underwriters shall not be deemed to have provided any information (and therefore are not responsible for any statements or omissions) pertaining to any arrangement or agreement with respect to any party other than the Underwriters. When the Registration Statement becomes effective, including at the date of any post-effective amendment, at the date of the Prospectus and any amendment or supplement thereto (if different) and at the Closing Date, the Indentures will have been qualified under and will conform in all material respects to the requirements of the Trust Indenture Act of 1939, as amended, and the rules and regulations promulgated pursuant thereto (collectively, the "TIA"). No contract or document of a character required to be described in the Registration Statement, the Prospectus or any of the documents incorporated by reference therein or to be filed as an exhibit to the Registration Statement or to any of the documents incorporated by reference therein has not been described and filed as required.

    (b) Each preliminary prospectus and the Prospectus, filed as part of the Registration Statement as originally filed or as part of any amendment or supplement thereto, or filed pursuant to Rule 424 or 430A under the Act, complied when so filed in all material respects with the Act.

    (c) The documents incorporated by reference in the Registration Statement, the Prospectus, any amendment or supplement thereto or any preliminary prospectus, when they became or become effective under the Act or were or are filed with the Commission under the Exchange Act, as the case may be, conformed or will conform in all material respects with the requirements of the Act or the Exchange Act, as applicable.

    (d) No action has been taken and no statute, rule, regulation or order has been enacted, adopted or issued by any United States Federal or state [or United Kingdom, Swiss or Japanese] governmental body, agency or official which prevents the issuance of the Securities, suspends the effectiveness of the Registration Statement, prevents or suspends the use of any preliminary prospectus or suspends the sale of the Securities in any jurisdiction referred to in Section 4(i) hereof; no injunction, restraining order, or order of any nature by any Federal or state court has been issued with respect to the Company or any of its subsidiaries which would prevent or suspend the issuance or sale of the Securities, the effectiveness of the Registration Statement, or the use of any preliminary prospectus or Prospectus in any jurisdiction referred to in Section 4(i) hereof; and the Company has complied in all material respects with every request of the Commission or any securities authority or agency of any jurisdiction for additional information (to be included in the Registration Statement or the Prospectus or otherwise).

    (e) The capitalization table set forth in the Prospectus under the caption "Historical and Pro Forma Capitalization" identifies in reasonable detail all outstanding short-term and long-term indebtedness of the Company and its subsidiaries, prior to and after giving effect to the Merger and the related transactions on the terms described in the Prospectus.

    (f) The Senior Notes rank and will rank on a parity with all unsecured indebtedness (other than subordinated indebtedness) of the Company that is outstanding on the date hereof or that may be incurred hereafter, and senior to all subordinated indebtedness of the Company that is outstanding on the date hereof or that may be incurred hereafter. All indebtedness represented by the Senior Subordinated Notes shall be subordinated in right of payment only to the Senior Indebtedness identified on Schedule attached hereto, and only to the extent and in the manner set forth in the Senior Subordinated Note Indenture and in the Senior Subordinated Notes.

    (g) The Indentures have been duly authorized by the Company and, when duly executed and delivered in accordance with their terms, will be valid and legally binding agreements of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity) and except to the extent that a waiver of rights under any usury laws may be unenforceable.

    (h) The Securities have been duly authorized by the Company and, when executed and delivered by the Company and authenticated by the applicable Trustee in accordance with the applicable Indenture and paid for in accordance with the terms of this Agreement, will constitute legal, valid and binding obligations of the Company, enforceable against the Company according to their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity) and except to the extent that a waiver of rights under any usury laws may be unenforceable, will be entitled to the benefits of the applicable Indenture and will conform in all material respects to the description thereof in the Prospectus.

    (i) This Agreement has been duly authorized and validly executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity) and except to the extent that rights to indemnification and contribution with respect to liability in connection with Federal or state securities laws may be unenforceable under such laws or the policies underlying such laws.

    (j) The execution and delivery of this Agreement by the Company, the execution and delivery of the Indentures and the Securities by the Company, the execution and delivery of each of the Transaction Documents by each of the Company, Merger Sub and AMH (each a "Merger Party" and collectively, the "Merger Parties"), to the extent each is a party thereto, the issuance and sale of the Securities, the performance of this Agreement, the Indentures and the Transaction Documents and the consummation of the transactions contemplated by this Agreement and the other Transaction Documents will not conflict with or result in a breach or violation of any of the respective charters or bylaws of the Company, AMH or any of their respective subsidiaries (each, a "Subsidiary" and collectively, the "Subsidiaries") or any of the terms or provisions of, or constitute a default or cause an acceleration of any obligation under or result in the imposition or creation of (or the obligation to create or impose) any security interest, mortgage, pledge, claim, lien, encumbrance or adverse interest of any nature (each, a "Lien") with respect to, any of the Transaction Documents or any other obligation, bond, agreement, note, debenture, or other evidence of indebtedness, or any indenture, mortgage, deed of trust or other agreement, lease or instrument to which the Company, AMH or any of the Subsidiaries is a party or by which it or any of them is bound, or to which any properties of the Company, AMH or any of the Subsidiaries is or may be subject, or any order of any court or governmental agency, body or official having jurisdiction over the Company, AMH or any of the Subsidiaries or any of their properties, or violate or conflict with any statute, rule or regulation or administrative regulation or decree or court decree applicable to the Company, AMH or any of the Subsidiaries, or any of their respective assets or properties where, in any such instance, such conflict, breach, violation, default, acceleration of indebtedness or Lien would have, singly or in the aggregate, a material adverse effect or a prospective material adverse effect on the assets, liabilities, results of operations or financial condition of the Company, AMH and the Subsidiaries, taken as a whole ( a "Material Adverse Effect").

    (k) No authorization, approval or consent or order of, or filing with, any court or governmental body, agency or official is necessary in connection with the transactions contemplated by this Agreement, except such as may be required by the NASD or have been obtained and made under the Act, the TIA or state securities or Blue Sky laws or regulations. Neither the Company nor, to the best of the Company's knowledge, any of its affiliates is presently doing business with the government of Cuba or with any person or affiliate located in Cuba.

    (l) The Securities have been approved for listing on the NYSE, subject to official notice of issuance.

    (m) The Company has been duly organized, is validly existing as a corporation in good standing under the laws of the State of Nevada and has the requisite power and authority to carry on its business as it is currently being conducted, to own, lease and operate its properties and to authorize the offering of the Securities, to execute, deliver and perform this Agreement and to issue, sell and deliver the Securities, and is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction where the operation, ownership or leasing of property or the conduct of its business requires such qualification. AMH and each of the Subsidiaries of the Company or of AMH that (i) directly or indirectly own or lease any interest in any hospitals, healthcare facilities or medical office buildings, (ii) directly or indirectly conduct any insurance activities or (iii) are otherwise material to the Company or AMH, as the case may be (collectively, the "Significant Subsidiaries") has been duly organized, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has the requisite power and authority to carry on its business as it is currently being conducted and to own, lease and operate its properties and each is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction where the operation, ownership or leasing of property or the conduct of its business requires such qualifications.

    (n) All of the issued and outstanding shares of capital stock of, or other ownership interests in, each of the Significant Subsidiaries have been duly authorized and validly issued, and all of the shares of capital stock of, or other ownership interests in, each of the Significant Subsidiaries are owned, directly or through subsidiaries, by the Company or AMH, as the case may be. All such shares of capital stock are fully paid and nonassessable, and are owned free and clear of any Lien, except Liens securing indebtedness under the New Credit Facility, and there are no outstanding subscriptions, rights, warrants, options, calls, convertible or exchangeable securities, commitments of sale, or Liens related to or entitling any person to purchase or otherwise to acquire any shares of the capital stock of, or other ownership interest in, any of the Subsidiaries, except that shareholders of Australian Medical Enterprises, Ltd. ("AME") have certain preemptive rights with respect to rights offerings by AME.

    (o) None of the Company, AMH or the Subsidiaries is in violation of its respective charter or bylaws or in default in the performance of any obligation, bond, agreement, debenture, note or any other evidence of indebtedness, or any indenture, mortgage, deed of trust or other contract, lease or other instrument to which the Company, AMH or any of the Subsidiaries is a party or by which any of them is bound, or to which any of the property or assets of the Company, AMH or any of the Subsidiaries is subject, except as would not have, singly or in the aggregate, a Material Adverse Effect.

    (p) There is no action, suit, proceeding or investigation before or by any court, governmental agency or body, arbitration board or tribunal, or governmental or private accrediting body, domestic or foreign, pending against or affecting the Company, AMH, or any of the Subsidiaries, or any of their respective assets or properties, which is required to be disclosed in the Registration Statement or the Prospectus, or which could have, singly or in the aggregate, a Material Adverse Effect, or which might materially and adversely affect the Company's or any of its Subsidiaries' performance of its obligations, as applicable, pursuant to this Agreement (including, without limitation, the issuance of the Securities), the other Transaction Documents or the transactions contemplated hereby and thereby, and to the best of the Company's knowledge, after due inquiry, no such action, suit, or proceeding is contemplated or threatened.

    None of the Company, AMH or the Subsidiaries is subject to any judgment, order, decree, rule or regulation of any court, governmental authority or arbitration board or tribunal which has had or which can reasonably be expected to have, a Material Adverse Effect.

    (q) Except as could not reasonably be expected to have, singly or in the aggregate, a Material Adverse Effect, none of the Company, AMH or the Subsidiaries is in violation of any Federal, state or local laws or regulations relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of toxic or hazardous substances, materials or wastes, or petroleum and petroleum products ("Materials of Environmental Concern"), or otherwise relating to the protection of human health and safety, or the storage, disposal, transport or handling of Materials of Environmental Concern (collectively, "Environmental Laws"), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations; none of the Company, AMH or the Subsidiaries has received any communication (written or oral), whether from a governmental authority or otherwise, alleging any such violation or noncompliance, and there are no circumstances, either past, present or that are reasonably foreseeable, that may lead to such violation in the future; there is no pending or threatened claim, action, investigation or notice (written or oral) by any person or entity alleging potential liability for investigatory, cleanup, or governmental responses costs, or natural resources or property damages, or personal injuries, attorney's fees or penalties relating to (x) the presence, or release into the environment, of any Material of Environmental Concern at any location owned or operated by the Company, AMH or any of the Subsidiaries, now or in the past, or (y) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law (collectively, "Environmental Claims"); and there are no past or present actions, activities, circumstances, conditions, events or incidents, that could form the basis of any Environmental Claim against the Company, AMH or any of the Subsidiaries or against any person or entity whose liability for any Environmental Claim the Company, AMH or any of the Subsidiaries has retained or assumed either contractually or by operation of law. In the ordinary course of its business, the Company conducts a periodic review of the effect of Environmental Laws on the business, operations and properties of the Company and its Subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties); on the basis of such review, the Company has reasonably concluded that such associated costs and liabilities could not, singly or in the aggregate, have a Material Adverse Effect.

    (r) None of the Company, AMH or the Subsidiaries is in violation of any Federal, state or local law relating to discrimination in the hiring, promotion or pay of employees nor any applicable wage or hour laws that, singly or in the aggregate, could have a Material Adverse Effect. There is
  (A) no significant unfair labor practice complaint pending against the Company, AMH or any of the Subsidiaries or, to the best knowledge of the Company, threatened against any of them, before the National Labor Relations Board or any state or local labor relations board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company, AMH or any of the Subsidiaries or, to the best knowledge of the Company threatened against any of them, and (B) no labor dispute in which the Company, AMH or any of the Subsidiaries is involved nor, to the best knowledge of the Company, is any labor dispute imminent, other than routine disciplinary and grievance matters. The Company, AMH and the Subsidiaries are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the regulations and published interpretations thereunder; no "reportable event" (as defined in ERISA and the regulations and published interpretations thereunder) has occurred or is reasonably expected to occur with respect to any "pension plan" (as defined in ERISA and the regulations and published interpretations thereunder) established or maintained by the Company, AMH or any of the Subsidiaries; the amount of "unfunded benefit liabilities" (as defined in ERISA and the regulations and published interpretations thereunder) under all "pension plans" does not
  exceed $                   ; none of the Company, AMH or the Subsidiaries
  has incurred or expects to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" [in
  excess of $          ] or (ii) Sections 4971, 4975, or 4980B of the
  Internal Revenue Code of 1986, as amended (the "Code"); and each "pension plan" established or maintained by the Company, AMH or any of the Subsidiaries that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

    (s) Except as could not have, singly or in the aggregate, a Material Adverse Effect, the Company, AMH and each of the Subsidiaries has good and marketable title, free and clear of all Liens, to all property and assets of the described in the Registration Statement as being owned by it and such properties and assets are in good repair and suitable for use as so described. All leases to which the Company, AMH or each of the Subsidiaries is a party are valid and binding and no default has occurred or is continuing thereunder which could result, singly or in the aggregate, in a Material Adverse Effect, and the Company, AMH and each of the Subsidiaries enjoy peaceful and undisturbed possession under all such leases to which any of them is a party as lessee with such exceptions as do not interfere with the use made by the Company, AMH or such Subsidiary.

    (t) The Company, AMH, and each of the Subsidiaries maintain insurance at least in such amounts and covering at least such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries.

    (u) The firms of accountants that have certified or shall certify the applicable consolidated financial statements and supporting schedules and the notes thereto of the Company and AMH filed or to be filed with the Commission as part of the Registration Statement and the Prospectus are independent public accountants with respect to the Company and its Subsidiaries, and AMH and its Subsidiaries, respectively, as required by the Act. The consolidated financial statements, together with related schedules and notes, set forth or incorporated by reference in the Prospectus and the Registration Statement, comply as to form in all material respects with the requirements of the Act and fairly present the consolidated financial position of the Company and its Subsidiaries and AMH and its Subsidiaries, as the case may be, at the respective dates indicated and the results of their operations and their cash flows for the respective periods indicated, in accordance with generally accepted accounting principles in the United States of America ("GAAP") consistently applied throughout such periods and in accordance with Regulation S-X. The pro forma financial statements contained in the Registration Statement have been prepared in conformity with the standards set forth in Rule 11-02 of Regulation S-X and on a basis consistent with such historical statements and give effect to assumptions made on a reasonable basis and present fairly the historical and proposed transactions contemplated by the Prospectus and this Agreement. The Company's and AMH's ratios of earnings to fixed charges (actual and pro forma) included in the Prospectus under the captions "Prospectus Summary--Summary Unaudited Pro Forma Condensed Combined Financial Data," "Pro Forma Financial Information," "Selected Historical Financial Information of NME," "Selected Historical Financial Information of AMH" and in Exhibit 12 to the Registration Statement have been calculated in compliance with Item 503(d) of the Commission's Regulation S-K. The other financial and statistical information and data included or incorporated by reference in the Prospectus and in the Registration Statement, historical and pro forma, are accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company.

    (v) The projected amount of operating synergies and other cost reductions resulting from the Merger included in the Registration Statement (i) is within the coverage of Rule 175(b) under the Act, (ii) was determined by the Company with a reasonable basis and in good faith and (iii) was determined in accordance with Item 10 of the Commission's Regulation S-K. The assumptions used in the determination of the amount of such projected operating synergies and other cost reductions are all those the Company believes are significant in projecting the amount of such synergies and other cost reductions. The projected amount included in the Registration Statement reflects a reasonable estimate of the amount of operating synergies and other cost reductions resulting from the Merger. Notwithstanding the foregoing, no assurance can be made as to the amount of cost savings, if any, that actually will be realized.

    (w) Except as contemplated by the Registration Statement and the Prospectus, subsequent to the respective dates as of which information is presented in the Registration Statement and the Prospectus and up to the Closing Date (i) none of the Company, AMH or the Subsidiaries has incurred any liabilities or obligations, direct or contingent, which are material to the Company, AMH and the Subsidiaries, taken as a whole, or entered into any transaction not in the ordinary course of business, (ii) there has been no decision or judgment in the nature of litigation or arbitration that could reasonably be expected to have a Material Adverse Effect, (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock and (iv) there has not been any material adverse change, or any development which could involve a material adverse change, in the results of operations, assets, liabilities or financial condition of the Company or its Subsidiaries, taken as a whole, or AMH and its Subsidiaries, taken as a whole (any of the items set forth in clauses (i), (ii), or (iii), above, a "Material Adverse Change").

    (x) All tax returns required to be filed by the Company, AMH or any of the Subsidiaries in any jurisdiction have been filed and all taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due or claimed to be due from such entities have been paid, other than those being contested in good faith and for which adequate reserves have been provided or those currently payable without penalty or interest. All Tax Returns (as hereinafter defined) filed by the Company, AMH and the Subsidiaries prior to the date hereof were complete and accurate in all material respects. No material claim for assessment or collection of Taxes is presently being asserted against the Company, AMH or the Subsidiaries. Furthermore, none of the Company, AMH or the Subsidiaries is a party to any pending action, proceeding or investigation by any governmental authority for the assessment or collection of Taxes, nor does the Company have knowledge of any such threatened action, proceeding or investigation. No waivers of statutes of limitation in respect of any Tax Returns have been given by or requested of the Company, AMH or any of the Subsidiaries, nor has the Company, AMH or any of the Subsidiaries agreed to any extension of time with respect to a Tax assessment or deficiency. No material claim by any authority in a jurisdiction where the Company, AMH or any of the Subsidiaries does not currently file a Tax Return is pending to the effect that the Company, AMH or any of the Subsidiaries is or may be subject to taxation by that jurisdiction. No Liens are presently imposed upon or asserted against any of the Company's, AMH's or any of the Subsidiaries' assets as a result of or in connection with any failure, or alleged failure, to pay any Tax. As of the Closing Date, none of the Company, AMH or the Subsidiaries will have any agreement, whether or not written, providing for the payment of Tax liabilities or entitlement to refunds with any other party. The Company, AMH and the Subsidiaries have withheld and paid all Taxes required to be withheld in connection with any amounts paid or owing to any employee, creditor, independent contractor or other third party with respect to the business of the Company, AMH or the Subsidiaries, as the case may be. The unpaid Taxes of the Company and its Subsidiaries and AMH and its Subsidiaries do not exceed the reserve for Tax liability (as opposed to any reserve for deferred Taxes established to reflect timing differences between work and tax income) set forth on the most recent balance sheet of the Company or AMH, respectively, as adjusted for the passage of time through the date hereof in accordance with the past custom and practice of the Company and AMH, respectively, in filing its Tax Returns. For purposes of this Agreement, the terms "Tax" and "Taxes" shall mean all federal, state, local or foreign income, payroll, employee withholding, unemployment insurance, social security, sales, use, service use, leasing use, excise, franchise, gross receipts, value added, alternative or add-on minimum, estimated, occupation, real and personal property, stamp, transfer, workers' compensation, severance, windfall profits, environmental (including taxes under Section 59A of the Internal Revenue Code of 1986, as amended), or other tax of the same or of a similar nature, including any interest, penalty, or addition thereto, whether disputed or not. The term "Tax Return" means any return, declaration, report, form, claim for refund, or information return or statement relating to Taxes or income subject to taxation, or any amendment thereto, and including any schedule or attachment thereto.

    (y) (i) Except as described in the Registration Statement or Prospectus or as could not reasonably be expected to have a Material Adverse Effect, each of the Company, AMH and the Subsidiaries has all certificates, consents, exemptions, orders, permits, licenses, authorizations, accreditations or other approvals or rights (each, an "Authorization") of and from, and has made all declarations and filings with, all Federal, state, local and other governmental authorities, all self-regulatory organizations, all governmental and private accrediting bodies and all courts and other tribunals, necessary or required to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus, (ii) all such Authorizations are valid and in full force and effect, except as could not have, singly or in the aggregate, a Material Adverse Effect, (iii) the Company, AMH and the Subsidiaries are in compliance in all material respects with the terms and conditions of all such Authorizations and with the rules and regulations of the regulatory authorities and governing bodies having jurisdiction with respect thereto and (iv) none of the Company, AMH or the Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Authorization.

    (z) The Company, AMH and each of the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

    (aa) None of the Company, AMH, Merger Sub or any agent acting on their respective behalf has taken or will take any action that is reasonably likely to cause the issuance or sale of the Securities or the incurrence of the indebtedness under the New Credit Facility to violate Regulation G, T, U, or X of the Board of Governors of the Federal Reserve System, in each case as in effect, on the date hereof.

    (bb) None of the Company, AMH or the Significant Subsidiaries is (i) an "investment company" or a company "controlled" by an investment company within the meaning of the Investment Company Act of 1940, as amended, or
  (ii) a "holding company" or a "subsidiary company" of a holding company, or an "affiliate" thereof within the meaning of the Public Utility Holding Company Act of 1935, as amended.

    (cc) Except as described in the Registration Statement or Prospectus, none of the Company, AMH or the Subsidiaries, nor any director, officer, agent, employee or other person associated with or acting on behalf of the Company, AMH or any of the Subsidiaries, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

    (dd) Each certificate signed by any officer of the Company and delivered to the Underwriters or the Underwriters' Counsel shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

    (ee) The Company, Merger Sub and AMH (each, a "Merger Party" and, collectively the "Merger Parties") have, to the extent each is or will be a party thereto, all requisite corporate power and authority to execute, deliver and perform their respective obligations under each of the Transaction Documents; each of the Transaction Documents has been (or, with respect to the New Credit Facility, at or prior to the Effective Time of the Merger, will be) duly and validly authorized, executed and delivered by the Merger Parties, to the extent each is a party thereto, and each constitutes a valid and legally binding agreement of the Merger Party enforceable against each Merger Party in accordance with its terms (assuming due authorization, execution and delivery of each Transaction Document by any other party thereto) except that enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity); except as set forth in the Prospectus, no consent, approval, authorization or order of any court or governmental agency or body is required for the performance of any of the Transaction Documents by each of the Merger Parties, to the extent each is a party thereto, or the consummation by each of the Merger Parties of any of the transactions contemplated thereby, except such as may be required and have been obtained, or upon effectiveness of the Registration Statement, will have been obtained, under the Act, the TIA or state securities or "Blue Sky" laws in connection with the purchase and distribution of the Securities by the Underwriters; and none of the Merger Parties is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any of the Transaction Documents, which default would have a Material Adverse Effect.

    (ff) The Merger has been duly authorized by the Merger Parties and the Merger has been approved by stockholders of AMH holding the requisite number of shares required to approve the Merger; approval of the Merger by the shareholders of the Company is not required; insofar as the Prospectus contains summaries of the Merger Agreement and the Merger, such summaries are in all material respects accurate.

    (gg) Immediately after the consummation of the Merger and the transactions contemplated by the Transaction Documents, the fair value and present fair saleable value of the assets of the Company will exceed the sum of its stated liabilities and identified contingent liabilities; neither the Company nor AMH will be, after giving effect to the execution, delivery and performance of the Transaction Documents, to the extent each is a party thereto, and the consummation of the transactions contemplated thereby, (i) left with unreasonably small capital with which to carry on its business as it is proposed to be conducted, (ii) unable to pay its debts (contingent or otherwise) as they mature or (iii) otherwise insolvent.

    (hh) The Company has delivered to the Underwriters a true and correct copy of each of the Transaction Documents that have been executed and delivered prior to the date of this Agreement and each other Transaction Document in the form substantially as it will be executed and delivered on or prior to the Closing Date, together with all related agreements and all schedules and exhibits thereto, and there have been no amendments, alterations, modifications or waivers of any of the provisions of any of the Transaction Documents since their date of execution or from the form in which it has been delivered to the Underwriters; there exists as of the date hereof (after giving effect to the transactions contemplated by the Transaction Documents) no event or condition which would constitute a default or an event of default (in each case as defined in the New Credit Facility) under the New Credit Facility and no event or condition which would constitute a default or an event of default (in each case as defined in each of the Transaction Documents) under any of the Transaction Documents other than the New Credit Facility which would reasonably be expected to result in a Material Adverse Effect or materially adversely effect the ability of each of the Merger Parties to consummate the Merger and the transactions contemplated by the Merger Agreement.

  6. Indemnification.

    (a) The Company agrees to indemnify and hold harmless (i) each of the Underwriters and their respective affiliates, (ii) each person, if any, who controls (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) any of the Underwriters or any of their respective affiliates (any of the persons referred to in this clause (ii) being hereinafter referred to as a "Controlling Person"), and (iii) each of the respective officers, directors, partners, employees, representatives and agents of any of the Underwriters or any Controlling Person, and each of their respective officers, directors, partners, employees, representatives and agents (any person referred to in clause (i), (ii) or (iii) of this Section 6(a) may hereinafter be referred to as an "Indemnified Person") to the fullest extent lawful, from and against any and all losses, claims, damages, judgments, actions, costs, assessments, expenses and other liabilities (collectively, "Liabilities"), including without limitation and as incurred, reimbursement of all reasonable costs of investigating, preparing, pursuing or defending any claim or action, or any investigation or proceeding by any federal, state or local authority, regulatory body, administrative agency, court or other governmental or quasi-governmental body, commenced or threatened, including the reasonable fees and expenses of counsel to any Indemnified Person, to the extent such Liabilities are directly or indirectly caused by, related to, based upon or arising out of, or in connection with, (A) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any supplement or amendment thereto), or the Prospectus (including any amendment or supplement thereto) or any preliminary prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading, except insofar as such Liabilities are caused by an untrue statement or omission or alleged untrue statement or omission that is (x) made in reliance upon and in conformity with information relating to any of the Underwriters furnished in writing to the Company by or on behalf of the Underwriter through DLJ expressly for use in the Registration Statement (or any amendment or supplement thereto) or the Prospectus (or any amendment or supplement thereto) or any preliminary prospectus or (y) with respect to the Underwriter from whom the person asserting the Liabilities purchased Securities, made in any preliminary prospectus if a copy of the Prospectus (as amended or supplemented, if the Company shall have furnished the Underwriters with such amendments or supplements thereto on a timely basis) was not delivered by or on behalf of such Underwriter to the person asserting the Liabilities, if required by law to have been so delivered by the Underwriter seeking indemnification, at or prior to the written confirmation of the sale of the Securities, and it shall be finally determined by a court of competent jurisdiction, in a judgment not subject to appeal or review, that the Prospectus (as so amended or supplemented) would have completely corrected such untrue statement or omission; or (B) any breach by the Company of any representation or warranty or failure to comply with any of its agreements contained herein. The foregoing indemnity shall be in addition to any liability that the Company might otherwise have to any of the Underwriters and such other Indemnified Persons. The Company shall notify you promptly of the institution, threat or assertion of any claim, proceeding (including any governmental investigation) or litigation in connection with the matters addressed by this Agreement which involves the Company or an Indemnified Person.

    (b) In case any action or proceeding (for all purposes of this Section 6, including any governmental or quasi-governmental investigation) shall be brought or asserted against any of the Indemnified Persons with respect to which indemnity under this Section 6 may be sought against the Company, such Underwriter (or the Underwriter controlled by such Controlling Person) promptly shall notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Underwriter and payment of all fees and expenses; provided, that the delay or failure to give such notice shall not relieve the Company from any liability that it may have on account of the indemnity under this Section 6, unless and only to the extent that such delay or omission materially adversely affects the ability of the Company to defend or assume the defense of such action or proceeding. Upon receiving such notice, the Company shall be entitled to participate in any such action or proceeding and to assume, at its sole expense, the defense thereof, with counsel reasonably satisfactory to such Indemnified Person (who shall not, except with the consent of the Indemnified Person to be represented, be counsel to the Company or any of the Subsidiaries) and, after written notice from the Company to such Indemnified Person of its election so to assume the defense thereof within five business days after receipt of the notice from the Indemnified Person of such action or proceeding, the Company shall not be liable to such Indemnified Person hereunder for legal expenses of other counsel subsequently incurred by such Indemnified Person in connection with the defense thereof, other than reasonable costs of investigation, unless (i) the Company agrees in writing to pay such fees and expenses, or (ii) the Company fails promptly to assume such defense or fails to employ counsel reasonably satisfactory to such Indemnified Person, or (iii) the named parties to any such action or proceeding (including any impleaded parties) include both such Indemnified Person and the Company or an affiliate of the Company, and that Indemnified Person shall have been advised by counsel that either (x) there may be one or more legal defenses available to such Indemnified Person that are different from or additional to those available to the Company or such affiliate or (y) a conflict may exist between such Indemnified Person and the Company or such affiliate. In the event of any of clause (i), (ii) and (iii) of the immediately preceding sentence, the Company shall not have the right to assume the defense thereof on behalf of the Indemnified Person and such Indemnified Person shall have the right to employ its own counsel in any such action and the fees and expenses of such counsel shall be paid, as incurred, by the Company, subject to repayment to the Company if it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder, it being understood, however, that the Company shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all of the Indemnified Persons which firm shall be designated in writing by DLJ. The Company shall be not be liable for any settlement of any such action or proceeding effected without the Company's written consent, which consent may not be unreasonably withheld, but if settled with the written consent of the Company, the Company agrees to indemnify and hold harmless any Indemnified Person from and against any loss or liability by reason of such settlement. The Company shall not, without the prior written consent of each Indemnified Person, settle or compromise or consent to the entry of any judgment in or otherwise seek to terminate any pending or threatened action, claim, suit, investigation or other proceeding in respect of which any Indemnified Person is or could have been a party and indemnification or contribution could have been sought hereunder by such Indemnified Person, unless such settlement, compromise, consent or termination includes an unconditional release of each Indemnified Person from all liability on claims that are the subject matter of such proceeding.

    (c) Each of the Underwriters agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement, and any person controlling (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) the Company, to the same extent as the foregoing indemnity from the Company to each of the Indemnified Persons, but only with respect to claims and actions based on information relating to such Underwriter furnished in writing by or on behalf of such Underwriter through DLJ expressly for use in the Registration Statement, Prospectus or preliminary prospectus, as applicable. In case any action shall be brought against the Company, any of its directors, any such officer, or any such controlling person based on the Registration Statement, the Prospectus or any preliminary prospectus in respect of which indemnity is sought against any Underwriter pursuant to the foregoing sentence, the Underwriter shall have the rights and duties given to the Company (except that if the Company shall have assumed the defense thereof, such Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter), and the Company, its directors, any such officers, and each such controlling person shall have the rights and duties given to the Indemnified Person by Section 6(b) above.

    (d) If the indemnification provided for in this Section 6 is finally determined by a court of competent jurisdiction to be unavailable to an Indemnified Person in respect of any Liabilities referred to herein, then the Company, in lieu of indemnifying such Indemnified Person, shall contribute to the amount paid or payable by such Indemnified Person as a result of such Liabilities: (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Indemnified Person on the other hand from the offering of the Securities, or (ii) if the allocation provided by clause (i), above, is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i), above, but also the relative fault of the Company and the Indemnified Person in connection with the actions, statements or omissions that resulted in such Liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and any of the Underwriters (and its related Indemnified Persons), on the other hand, shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by such Underwriter, in each case as set forth in the Prospectus. The relative fault of the Company and the Underwriter shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact related to information supplied by the Company or the Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The indemnity and contribution obligations of the Company set forth herein shall be in addition to any liability or obligation the Company may otherwise have to any Indemnified Person.

  The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, judgments, liabilities or expenses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6, none of the Underwriters (and its related Indemnified Persons referred to in Section 6 above) shall be required to contribute, in the aggregate, any amount in excess of the amount by which the total underwriting discount applicable to the Securities purchased by such Underwriter exceeds the amount of any damages or liabilities which such Underwriter (and its related Indemnified Persons referred to in Section 6 above) has otherwise been required to pay or incur by reason of such untrue or alleged untrue statement or omission or alleged omission or other indemnified action or proceeding. Notwithstanding anything to the contrary contained herein, no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 6(d) are several in proportion to the respective aggregate principal amount of Securities purchased by each of the Underwriters hereunder and not joint.

  7. Conditions of Underwriters' Obligations. The respective obligations of the several Underwriters to purchase any Securities under this Agreement are subject to the satisfaction or waiver by the several Underwriters of each of the following conditions on the Closing Date:

    (a) All the representations and warranties of the Company contained in this Agreement shall be true and correct on the Closing Date and as of the Effective Time of the Merger after giving effect to the transactions contemplated by the Transaction Documents, with the same force and effect as if made on and as of the Closing Date and as of the Effective Time of the Merger, respectively. The Company and its Subsidiaries shall have performed or complied with all of their obligations and agreements herein contained and required to be performed or complied with by it at or prior to the Closing Date.

    (b) (i) The Registration Statement shall have become effective (or, if a post-effective amendment is required to be filed pursuant to Rule 430A of the Act, such post-effective amendment shall have become effective (or, if any Securities are sold in reliance upon Rule 430A of the Act and no post-effective amendment is so required to be filed, the Prospectus shall have been timely filed with the Commission in accordance with Section 4(a) hereof)) on the date of this Agreement or at such later date and time as you may approve in writing, (ii) at the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending before or contemplated by the Commission and every request for additional information on the part of the Commission shall have been complied with in all respects, (iii) no stop order suspending the sale of the Securities in any jurisdiction referred to in Section 4(i) shall have been issued and no proceeding for that purpose shall have been commenced or shall be pending or threatened, and (iv) since the effective date of the Registration Statement, there shall not have occurred any event required to be set forth in an amendment or supplement to the Registration Statement or Prospectus that has not been set forth, and there shall not have been any document required to be filed under the Exchange Act that upon such filing would be deemed to be incorporated by reference in the Prospectus that has not been so filed.

    (c) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency, body or official which would, as of the Closing Date, prevent the issuance of the Securities; and no injunction, restraining order or order of any nature by any Federal or state court shall have been issued as of the Closing Date which would prevent the issuance of the Securities. Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have been any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) of the Act.

    (d) (i) Since the earlier of the date hereof or the dates as of which information is given in the Registration Statement and the Prospectus, there shall not have been any Material Adverse Change, (ii) since the date of the latest balance sheet included in the Registration Statement and the Prospectus, there shall not have been any material adverse change, or development involving a prospective material adverse change, in the capital stock or debt, of the Company, AMH and the Subsidiaries, taken as a whole, and (iii) the Company, AMH and the Subsidiaries shall have no liability or obligation, direct or contingent, that is material to the Company, AMH and the Subsidiaries, taken as a whole, and which is not disclosed in the Registration Statement and the Prospectus.

    (e) You shall have received a certificate of the Company, dated the Closing Date, executed on behalf of the Company, by an executive officer and a financial officer of the Company satisfactory to you confirming, as of the Closing Date, the matters set forth in paragraphs (a), (b), (c) and
  (d) of this Section 7.

    (f) On the Closing Date, you shall have received:

      (1) an opinion (satisfactory to you and your counsel), dated the Closing Date, of Skadden, Arps, Slate, Meagher & Flom, counsel for the Company ("Skadden, Arps"), to the effect that:

        (i) the Registration Statement was declared effective in compliance with the Act; any required filing of the Prospectus, and any amendments or supplements thereto, pursuant to Rule 424(b) has been sent for filing in the manner and within the time period required by Rule 424(b); and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings therefor have been instituted or are pending or contemplated under the Act; and the Indentures have been qualified under the TIA;

        (ii) at the time it became effective and on the Closing Date, the Registration Statement, including all documents incorporated by reference therein (except for financial statements, the notes thereto and related schedules and other financial and statistical data included therein and the Statements of Eligibility and Qualification of the Trustees on Forms T-l (the "Forms T-1"), as to which no opinion need be expressed), complied as to form in all material respects with the Act, the Exchange Act and the TIA;

        (iii) each document filed pursuant to the Exchange Act and incorporated by reference in the Prospectus, at the time it was filed or last amended (except for financial statements, the notes thereto and related schedules and other financial, numerical, statistical or accounting data included or incorporated by reference therein or omitted therefrom, as to which such counsel need express no opinion), complied as to form in all material respects to the applicable requirements of the Exchange Act;

        (iv) the Company has full power and authority to execute, deliver and perform this Agreement and the Company has full power and authority to authorize, issue and sell the Securities as contemplated by this Agreement; this Agreement has been duly authorized, executed and delivered by the Company, and the Securities and the Indentures have been duly authorized, executed and delivered by the Company;

        (v) when authenticated in accordance with the terms of the Indentures and delivered and paid for by the Underwriters in accordance with the terms of this Agreement, the Securities will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms and entitled to the benefits of their respective Indenture, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity) and except to the extent that a waiver of rights under any usury laws may be unenforceable;

        (vi) the Indentures, assuming due authorization, execution and delivery thereof by the applicable Trustee, each constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity) and except to the extent that a waiver of rights under any usury laws may be unenforceable;

        (vii) the Securities and the Indentures conform in all material respects to the descriptions thereof contained in the Prospectus;

        (viii) the Company and each of its Significant Subsidiaries (as defined under the Commission's Regulation S-X) is a duly organized and validly existing corporation in good standing under the laws of its jurisdiction of organization, has the requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus, and, to the extent each is a party thereto, to execute, deliver and perform its obligations pursuant to the Indentures and this Agreement, and is duly qualified as a foreign corporation and in good standing in each jurisdiction where the ownership, leasing or operation of property or the conduct of its business requires such qualification, except where the failure so to be qualified could not have, singly or in the aggregate, a Material Adverse Effect;

        (ix) neither the Company nor any of its Significant Subsidiaries is (a) an "investment company" or a company "controlled" by an investment company within the meaning of the Investment Company Act of 1940, as amended, or (b) a "holding company" or a "subsidiary company" of a holding company, or an "affiliate" thereof within the meaning of the Public Utility Holding Company Act of 1935, as amended;

        (x) the descriptions in the Registration Statement and the Prospectus of statutes, legal and governmental proceedings, contracts and other documents, other than the descriptions of such matters in the Registration Statement and the Prospectus under the captions set forth in subsection (f)(3)(i) of this Section 7, are accurate in all material respects as of the dates thereof and such counsel does not know of any legal or governmental proceedings required to be described in the Registration Statement or Prospectus which are not described as required or of any contracts or documents of a character required to be described in the Registration Statement or Prospectus (or required to be filed under the Exchange Act if upon such filing they would be incorporated by reference therein) or to be filed as exhibits to the Registration Statement which are not described and filed as required; it being understood that such counsel need express no opinion as to the financial statements, notes or schedules or other financial data included therein or those parts of the Registration Statement that constitute the Forms T-1);

        (xi) no consent, approval, authorization or order of any United States governmental agency or body is required for the consummation by the Company of the transactions contemplated by this Agreement and the Indentures in connection with the sale of the Securities, except such as may be required under the Act, the TIA or state securities or "blue sky" laws, provided, that the opinion set forth in this paragraph may be limited to those statutes, laws and regulations currently in effect which, in the experience of such counsel, are ordinarily applicable to transactions of the type contemplated by this Agreement and the Indentures;

        (xii) the execution and delivery by the Company of this Agreement and the Indentures and the issuance and sale of the Securities to you as contemplated thereby and the performance of its obligations pursuant to this Agreement and the Indentures will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (a) any of the respective charters or bylaws of the Company or any of its Significant Subsidiaries, (b) assuming compliance with all applicable securities laws and "blue sky" laws of those jurisdictions in which the Securities may be offered or sold, any existing applicable statute, rule or regulation or any order of any court or governmental agency or body having jurisdiction over the Company or any of its Significant Subsidiaries or any of their properties or (c) any agreement or instrument to which the Company or any of its Subsidiaries is a party and that has been specifically identified to us by the Company as being material to the Company and its Subsidiaries taken as a
      whole and set forth on Schedule     hereto; provided that the
      opinion expressed in clause (b) is limited to those statutes, rules or regulations which, in the experience of such counsel, are normally applicable to transactions of the type contemplated by this Agreement in connection with the sale of the Securities;

        (xiii) to the best of such counsel's knowledge, there is no current, pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries or to which any of their respective property is subject of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Prospectus;

        (xiv) all of the issued and outstanding shares of capital stock of, or other ownership interests in, each Significant Subsidiary of the Company have been duly and validly authorized and issued, and the shares of capital stock of, or other ownership interests in, each such subsidiary are owned of record, directly or through subsidiaries, by the Company, are fully paid and nonassessable, and to the best knowledge of such counsel are owned free and clear of any Lien;

        (xv) the Company and its Subsidiaries, to the extent each is a party thereto, have full power and authority to execute, deliver and perform the Merger Agreement;

        (xvi) the Merger Agreement and the New Credit Facility conform in all material respects to the descriptions thereof contained in the Prospectus and are valid, duly authorized and enforceable agreements against the Merger Parties, to the extent each is a party thereto; and

        (xvii) the approval of the Merger by the shareholders of the Company is not required.

      (2) In giving their opinion required by subsection (f)(l) of this
    Section 7, such counsel (i) may state that such opinions are limited to matters governed by the Federal laws of the United States of America, the laws of the State of New York, the laws of the State of Delaware and the laws of the State of Nevada, and (ii) shall state that (a) such counsel has acted as counsel to the Company in connection with the preparation of the Registration Statement and (b) such counsel has participated in conferences with officers and other representatives of the Company and AMH, representatives of the independent public accountants for the Company and AMH, your representatives and your counsel at which the contents of the Registration Statement and the Prospectus and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus on the basis of the foregoing, no fact has come to the attention of such counsel that leads it to believe that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of its date and as of the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, it being understood that such counsel is not expressing any opinion or belief as to the financial statements, schedules and other financial or statistical data included in or excluded from the Registration Statement or the Prospectus, or the Statements of Eligibility and Qualifications of the Trustees on Form T-1.

      In rendering the foregoing opinions, Skadden, Arps may rely as to matters of Nevada law on the opinion of Woodburn & Wedge, Nevada counsel to the Company, or such other counsel as is reasonably satisfactory to the Underwriters' Counsel.

      (3) an opinion (satisfactory to you and Underwriters' Counsel), dated
    the Closing Date, of             , regulatory counsel for the Company,
    to the effect that:

        (i) the descriptions in the Registration Statement and the Prospectus of statutes, legal and governmental proceedings, contracts and other documents and regulatory matters described in the Prospectus under the captions "Risk Factors--Limits on Reimbursement," "-- Extensive Regulation," "--Healthcare Reform Legislation," "Healthcare Industry Overview," "Business--Medicare, Medicaid and other Revenues," and "--Healthcare Regulation and Licensing," and in the Company's Annual Report on Form 10-K for the fiscal year ended May 31, 1994 under the captions "Medicare, Medicaid and Other Revenues" and "Health Care Reform, Regulation, Licensing and Insurance" insofar as such statements constitute summaries of legal matters, documents or proceedings referred to therein are accurate in all material respects and fairly present the information shown as of the dates thereof; and

        (ii) each of the Company and its Subsidiaries has such Authorizations from all regulatory or governmental officials, bodies and tribunals as are necessary to own, lease and operate its respective properties and to conduct its business in the manner described in the Prospectus.

      (4) In giving their opinion required by subsection f(3) of this
    Section 7, such counsel shall state that no fact has come to the attention of such counsel that leads it to believe that the descriptions of statutes, legal and governmental proceedings, contracts and other documents and regulatory matters described in the Registration Statement and the Prospectus under the captions set forth in subsection (f)(3)(i) of this Section 7 contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

    (g) You shall have received an opinion, dated the Closing Date, of Latham & Watkins, counsel for the Underwriters, in form and substance reasonably satisfactory to you.

    (h) You shall have received each of the opinions required to be delivered under any of the other Transaction Documents, together with appropriate reliance letters addressed to the Underwriters.

    (i) You shall have received letters on and as of the date hereof as well as on and as of the Closing Date, in the latter case constituting an affirmation of the statements set forth in the earlier letters, in form and substance satisfactory to you, from KPMG Peat Marwick LLP and Price Waterhouse LLP, independent public accountants to the Company and AMH, respectively, with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus as you shall reasonably require.

    (j) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Securities, the Registration Statement and the Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all respects to Latham & Watkins, and such counsel shall have been furnished with such documents and opinions, in addition to those set forth above, as they may reasonably require for the purpose of enabling them to review or pass upon the matters referred to in this Section 7, in order to evidence the accuracy, completeness and satisfaction in all material respects of any of the representations, warranties or conditions herein contained and to render the opinion referred to in Section 7(g).

    (k) The Company shall not have failed at or prior to the Closing Date to perform or comply with any of the agreements herein contained and required to be performed or complied with by the Company at or prior to the Closing Date.

    (l) There shall have been no amendments, alterations, modifications, or waivers of any provisions of the Transaction Documents since the date of the execution and delivery thereof by the parties thereto other than those which are disclosed in the Registration Statement or the Prospectus or any supplement thereto or which under the Act are not required to be disclosed in the Prospectus or any supplement thereto and which have been disclosed to the Underwriters prior to the date hereof.

    (m) Each of the Merger Parties shall, to the extent each is a party thereto, have complied in all respects with all agreements and covenants in the Transaction Documents and performed all conditions specified therein that the terms thereof require to be complied with or performed at or prior to the Effective Time of the Merger, except to the extent that such compliance or performance has been waived by the other parties to the applicable Transaction Documents.

    (n) The certificate of merger with respect to the Merger shall have been filed with the Secretary of State of the State of Delaware and shall have become effective, the Merger shall have occurred and all other transactions contemplated by the Transaction Documents (other than the closing of the offering and sale of the Securities under this Agreement) to be consummated at or prior to the Effective Time of the Merger shall have been consummated prior to or simultaneously with the consummation of the purchase and sale of the Securities hereunder.

    (o) Prior to or concurrently with the purchase and sale of the Securities hereunder, the Company shall have entered into the New Credit Facility and satisfied all conditions to borrowing thereunder and you shall have received counterparts, conformed as executed, thereof. The Lenders under the New Credit Facility shall have indicated to you that all such conditions have been satisfied and that they are prepared to fund term
  loans in the amount of $          and revolving loans in the amount of
  $              .

    (p) Except as is disclosed to the Underwriters in writing, the representations and warranties of the Company set forth in the Transaction Documents shall be true, accurate and complete in all respects.

    (q) On or before the Closing Date, the Underwriters and Latham & Watkins, counsel for the Underwriters, shall have received such further documents, opinions, certificates and schedules or instruments relating to the business, corporate, legal and financial affairs of each of the Merger Parties as they shall have heretofore reasonably requested.

    (r) Prior to the purchase and sale of the Securities hereunder, the Company's tender offers to purchase for cash any and all of the Company's outstanding Medium Term Notes, with maturities ranging through 1997 and 7 % unsecured Notes due 1997 (the "NME Tender Offers") and the Company's tender offers to purchase for cash any and all of the 11% Senior Notes due 2000, 9% Senior Subordinated Notes due 2006, 13% Senior Subordinated Notes due 2001 and 15% Junior Subordinated Debentures due 2005 of American Medical International, Inc. ("AMI") (collectively, the "AMI Post 1991 Debt Securities") and the related consent solicitations (collectively, the "AMI Post 1991 Debt Securities Tender Offers") and the Company's tender offers (the "AMI Swiss Bonds Tender Offers" and, together with the AMI Post 1991 Debt Securities Tender Offers, the "AMI Tender Offers") to purchase for cash any and all of the 6% Dual Currency Bonds due 1997 and the 5% Swiss Franc Bonds due 1996 of AMI (collectively, the "AMI Swiss Bonds") shall have expired, the Company shall have accepted for payment all such securities validly tendered pursuant to such tender offers and each of the indentures governing the AMI Post 1991 Debt Securities shall have been amended as contemplated by the applicable offer to purchase and consent solicitation; immediately after the Effective Time of the Merger, the Company shall have assigned its rights and obligations to purchase the AMI Post 1991 Debt Securities and the AMI Swiss Bonds under the AMI Tender Offers to AMI and transferred to AMI, from borrowings under the New Credit Facility, the amount of funds necessary to consummate such AMI Tender Offers and the Company and AMI shall have made provisions satisfactory to the Underwriters so that the NME Tender Offers and the AMI Tender Offers, respectively, are consummated as soon as practicable following the Closing Date. You shall have received evidence satisfactory to you that the Company has accepted for payment all securities validly tendered pursuant to the NME Tender Offers and the AMI Tender Offers, the indentures governing the AMI Post 1991

  Debt Securities have been amended pursuant to the applicable offer to purchase and consent solicitation, the Company has assigned to AMI its rights and obligations to purchase the AMI Post 1991 Debt Securities and the AMI Swiss Bonds under the AMI Tender Offers, and the Company and AMI will consummate the NME Tender Offers and the AMI Tender Offers, respectively, as soon as practicable following the Closing Date.

    (s) Prior to or concurrently with the purchase and sale of the Securities hereunder, AMI shall have mailed redemption notices with respect to all of its outstanding 11% Senior Notes due 2015 and 9% Convertible Debentures due 2001 and you shall have received evidence satisfactory to you that such redemption notices have been so mailed by AMI.

  8. Effective Date of Agreement, Default and Termination. This Agreement shall become effective upon the later of (i) the execution and delivery of this Agreement by the parties hereto, (ii) unless the Company intends to rely on Rule 430A of the Act, the effectiveness of the Registration Statement, and
(iii) if the Company intends to rely on Rule 430A of the Act, the earlier of the effectiveness of a post-effective amendment filed in compliance with Rule 430A of the Act or the filing of a final prospectus pursuant to Rule 424(b).

  This Agreement may be terminated at any time on or prior to the Closing Date by you by notice to the Company if any of the following has occurred: (i) subsequent to the date the Registration Statement is declared effective or the date of this Agreement, any Material Adverse Change which, in your judgment, impairs the investment quality of the Securities, (ii) any outbreak or escalation of hostilities or other national or international calamity or crisis or material adverse change in the financial markets of the United States or elsewhere, or any other substantial national or international calamity or emergency if the effect of such outbreak, escalation, calamity, crisis or emergency would, in your judgment make it impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities,
(iii) any suspension or limitation of trading generally in securities on the New York, American or Pacific Stock Exchanges, the National Association of Securities Dealers Automated Quotation National Market, or the over-the-counter markets or any setting of minimum prices for trading on such exchanges or markets, (iv) any declaration of a general banking moratorium by either Federal or New York authorities, (v) the taking of any action by any Federal, state or local government or agency in respect of its monetary or fiscal affairs that in your judgment has a material adverse effect on the financial markets in the United States, and would, in your judgment, make it impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, (vi) any securities of the Company or any of its Subsidiaries shall have been downgraded or placed on any "watch list" for possible downgrading or reviewed for a possible change that does not indicate the direction of the possible change by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) of the Act, or (vii) the enactment, publication, decree or other promulgation of any Federal or state statute, regulation, or rule or order of any court or other governmental authority which in your judgment could have a Material Adverse Effect.

  If this Agreement shall be terminated by you pursuant to clause (i), (vi) or
(vii) of the second paragraph of this Section 8 or because of the failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, the Company agrees to reimburse you for all reasonable out-of-pocket expenses (including the reasonable fees and disbursements of counsel) incurred by you. Notwithstanding any termination of this Agreement, the Company shall be liable for all expenses which it has agreed to pay pursuant to Section 4(f) hereof. If this Agreement is terminated pursuant to this Section 8, such termination shall be without liability of any Underwriter to the Company or any of its Subsidiaries.

  If on the Closing Date any of the Underwriters shall fail or refuse to purchase the Securities which it has agreed to purchase hereunder on such date, and the aggregate principal amount of such Securities that such defaulting Underwriter or Underwriters, as the case may be, agreed but failed or refused to purchase does not exceed 10% of the total principal amount of such Securities to be purchased on such date by all Underwriters, each non-defaulting Underwriter shall be obligated severally, in the proportion which the amount of Securities set forth opposite its name in Schedule I and Schedule II, respectively, hereto bears to the aggregate principal amount of Securities which all the non-defaulting Underwriters, as the case may be, have agreed to purchase, or in such other proportion as you (at your option) may specify, to purchase the Securities that such defaulting Underwriter or Underwriters, as the case may be, agreed but failed or refused to purchase on such date; provided that in no event shall the aggregate principal amount of Securities that any Underwriter has agreed to purchase pursuant to Section 2 hereof be increased pursuant to this Section 8 by an amount in excess of one-ninth of such principal amount of Securities without the written consent of such Underwriter. If, on the Closing Date any of the Underwriters shall fail or refuse to purchase the Securities, as the case may be, and the total principal amount of Securities with respect to which such default occurs exceeds 10% of the total amount of Securities to be purchased on such date by all Underwriters and arrangements satisfactory to you and the Company for the purchase of such Securities are not made within 48 hours after such default, this Agreement shall terminate without liability on the part of the non-defaulting Underwriters and the Company, except as otherwise provided in this Section 8. In any such case that does not result in termination of this Agreement, either you or the Company may postpone the Closing Date for not longer than seven (7) days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve a defaulting Underwriter from liability in respect of any default of any such Underwriter under this Agreement.

  9. Notices. Notices given pursuant to any provision of this Agreement shall be addressed as follows: (a) if to the Company, to it at 2700 Colorado Avenue, Santa Monica, California 90404, Attention: Treasurer, with copies to Attention:
General Counsel and to Skadden, Arps, Slate, Meagher & Flom, 300 South Grand Avenue, Suite 3400, Los Angeles, California 90071, Attention: Thomas C. Janson, Jr. and (b) if to any Underwriter, to Donaldson, Lufkin & Jenrette Securities Corporation, 140 Broadway, New York, New York 10005, Attention: Syndicate Department, and, in each case, with a copy to Latham & Watkins, 855 Third Avenue, Suite 1000, New York, New York 10022, Attention: Kirk A. Davenport, Esq., or in any case to such other address as the person to be notified may have requested in writing.

  10. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK AS APPLIED TO CONTRACTS MADE AND PERFORMED ENTIRELY WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. THE COMPANY HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE FEDERAL AND NEW YORK STATE COURTS LOCATED IN THE CITY OF NEW YORK IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING RELATED TO THIS AGREEMENT OR ANY OF THE MATTERS CONTEMPLATED HEREBY, IRREVOCABLY WAIVES ANY DEFENSE OF LACK OF PERSONAL JURISDICTION AND IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT. THE COMPANY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

  11. Severability. Any determination that any provision of this Agreement may be, or is, unenforceable shall not affect the enforceability of the remainder of this Agreement.

  12. Successors. Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Underwriters, any Indemnified Person referred to herein and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The terms "successors and assigns" shall not include a purchaser of any of the Securities from any of the Underwriters merely because of such purchase.

  13. Certain Definitions. For purposes of this Agreement, (a) "business day" means any day on which the NYSE, Inc. is open for trading and (b) "subsidiary" has the meaning set forth in Rule 405 of the Act.

  14. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in one or more counterparts, the executed counterparts shall each be deemed to be an original, not all such counterparts shall together constitute one and the same instrument.

  15. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to effect the meaning or interpretation of, this Agreement.

  16. Survival. The indemnities and contribution provisions and the other agreements, representations and warranties of the Company, its officers and directors and of the Underwriters set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Securities, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of any of the Underwriters or by or on behalf of the Company, the officers or directors of the Company or any controlling person of the Company, (ii) acceptance of the Securities and payment for them hereunder and (iii) termination of this Agreement.

  This Agreement may be signed in various counterparts which together shall constitute one and the same instrument. Please confirm that the foregoing correctly sets forth the agreement among the Company and you.

                                          Very truly yours,

                                          NATIONAL MEDICAL ENTERPRISES, INC.

                                          By:
                                            -----------------------------------
                                             Name:
                                             Title:

The foregoing Underwriting Agreement
is hereby confirmed and accepted as
of the date first above written.

DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION

MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED
MORGAN STANLEY & CO. INCORPORATED
SALOMON BROTHERS INC
J.P. MORGAN SECURITIES INC.
BT SECURITIES CORPORATION
SMITH BARNEY INC.
BA SECURITIES, INC.

Acting on behalf of themselves

By Donaldson, Lufkin & Jenrette
   Securities Corporation

By:
  ----------------------------------------
  Name:
  Title:

                                   SCHEDULE I

                                  SENIOR NOTES

                                                            PRINCIPAL PERCENTAGE
UNDERWRITER                                                  AMOUNT    OF TOTAL
- -----------                                                 --------- ----------
Donaldson, Lufkin & Jenrette Securities Corporation........ $          $
Merrill Lynch, Pierce, Fenner & Smith
         Incorporated......................................
Morgan Stanley & Co. Incorporated..........................
Salomon Brothers Inc.......................................
J.P. Morgan Securities Inc.................................
BT Securities Corporation..................................
Smith Barney Inc...........................................
BA Securities, Inc.........................................
                                                            --------   --------
  Total.................................................... $          $
                                                            ========   ========

                                  SCHEDULE II

                           SENIOR SUBORDINATED NOTES

                                                            PRINCIPAL PERCENTAGE
UNDERWRITER                                                  AMOUNT    OF TOTAL
- -----------                                                 --------- ----------
Donaldson, Lufkin & Jenrette Securities Corporation........ $          $
Merrill Lynch, Pierce, Fenner & Smith
         Incorporated......................................
Morgan Stanley & Co. Incorporated..........................
Salomon Brothers Inc.......................................
J.P. Morgan Securities Inc.................................
BT Securities Corporation..................................
Smith Barney Inc...........................................
BA Securities, Inc.........................................
                                                            --------   --------
  Total.................................................... $          $
                                                            ========   ========